Exhibit (h.15)

Exhibit A

iShares Trust

Morningstar® Dividend Yield Focus IndexSM

Morningstar® Exponential Technologies IndexSM

Morningstar® Global ex-US Dividend Growth IndexSM

Morningstar® Large Core IndexSM

Morningstar® Large Growth IndexSM

Morningstar® Large Value IndexSM

Morningstar® Mid Core IndexSM

Morningstar® Mid Growth IndexSM

Morningstar® Mid Value IndexSM

Morningstar® Multi-Asset High Income IndexSM

Morningstar® Small Core IndexSM

Morningstar® Small Growth IndexSM

Morningstar® Small Value IndexSM

Morningstar U.S. Bond Market Yield-Optimized Index

Morningstar US® Dividend Growth IndexSM

Morningstar US® CapEx IndexSM

iShares, Inc.

Morningstar® Emerging Markets Corporate Bond IndexSM

Morningstar® Emerging Markets High Yield Bond IndexSM